Exhibit (a)(vi)

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

ARTICLES OF AMENDMENT

Permanent Portfolio Family of Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:            The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

SECOND:       The name of the series of the Corporation’s Common Stock designated as “Treasury Bill Portfolio” is hereby changed to “Short-Term Treasury Portfolio.”

THIRD:           The amendment does not change the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of shares of the series of Common Stock renamed by these Articles of Amendment.

FOURTH:       The foregoing amendment to the Corporation’s charter was approved by a majority of the entire Board of Directors and is limited to a change expressly authorized by Section 2‑605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders.

FIFTH:            These Articles of Amendment shall be effective on June 1, 2010.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Treasurer on this 28th day of May, 2010.

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

By:  /s/ Michael J. Cuggino_______________

 Michael J. Cuggino

 President

ATTEST:

/s/ James H. Andrews____________

James H. Andrews

Treasurer

THE UNDERSIGNED, President of Permanent Portfolio Family of Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Michael J. Cuggino________________

     Michael J. Cuggino

            President